Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS ALL-TIME-HIGH 4TH QUARTER REVENUES IN ADDITION TO

FOURTH CONSECUTIVE YEAR OF RECORD WORLDWIDE ANNUAL REVENUES OF $3.2 BILLION

Increases Dividend $0.08 to $1.36 per Annum Resulting in an Annual Yield of 3.7%

Plano, TX, February 22, 2019 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three and twelve months ended December 31, 2018 and announced that its Board of Directors has increased its cash dividend by 6.25% to $1.36 per share of common stock on an annualized basis, effective immediately. The fourth quarter dividend of $0.34 will be paid on March 22, 2019 to stockholders of record on March 8, 2019.

Cinemark Holdings, Inc.’s total revenues for the three months ended December 31, 2018 increased 6.5% to $798.6 million compared to $750.0 million for the three months ended December 31, 2017. For the three months ended December 31, 2018, admissions revenues increased 0.4% to $445.1 million and concession revenues increased 6.3% to $277.6 million. For the three months ended December 31, 2018, attendance increased 2.1% to 67.4 million patrons, average ticket price was $6.60 and concession revenues per patron increased 4.0% to $4.12.

Net income attributable to Cinemark Holdings, Inc. for the three months ended December 31, 2018 was $19.4 million compared to $95.1 million for the three months ended December 31, 2017. Net income attributable to Cinemark Holdings, Inc. for the three months ended December 31, 2018 included a $17 million non-cash tax expense associated with recently issued tax guidance that modified the treatment of foreign tax credit utilization and resulted in an increased valuation allowance for the Company. Net income attributable to Cinemark Holdings, Inc. for the three months ended December 31, 2017 included a $45 million tax benefit driven by a reduction of net deferred income tax liabilities as a result of the 2017 tax reform legislation that went into effect during December 2017. Diluted earnings per share for the three months ended December 31, 2018 was $0.17 compared to $0.82 for the three months ended December 31, 2017.

Adjusted EBITDA for the three months ended December 31, 2018 increased 5.6% to $198.1 million compared to $187.5 million for the three months ended December 31, 2017. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

“The resilience of the exhibition industry was again demonstrated in 2018 as the North American box office reached another record high of $11.9 billion, driven by sizeable year-over-year attendance growth associated with outstanding studio film content,” stated Mark Zoradi, Cinemark’s Chief Executive Officer. “And, through consistent execution of our strategic initiatives that focus on creating an extraordinary guest experience, Cinemark yet again outperformed industry results for the ninth time out of the past ten years with 7.7% domestic box office growth and a 6.3% increase in attendance.”

Mr. Zoradi continued, “I am also pleased to report that, based on confidence in our industry, enthusiasm for the upcoming film slate and our Company’s consistent financial strength, our Board of Directors approved an $0.08 increase to Cinemark’s annual dividend. Inclusive of that increase, we have grown Cinemark’s dividend by 36% and distributed more than $640 million dollars in cash dividends to shareholders over the past five years, demonstrating our discipline in returning capital to shareholders while investing in strategic initiatives to position our Company for long-term success.”

Cinemark Holdings, Inc.’s total revenues for the twelve months ended December 31, 2018 increased 7.7% to $3,221.8 million compared to $2,991.6 million for the twelve months ended December 31, 2017. For the twelve months ended December 31, 2018, admissions revenues increased 2.2% to $1,834.2 million and concession revenues increased 6.7% to $1,108.8 million. For the twelve months ended December 31, 2018, attendance increased 1.8% to 282.1 million patrons, average ticket price increased to $6.50 and concession revenues per patron increased 4.8% to $3.93.

Net income attributable to Cinemark Holdings, Inc. for the twelve months ended December 31, 2018 was $213.8 million compared to $264.2 million for the twelve months ended December 31, 2017. Net income attributable to Cinemark Holdings, Inc. for the twelve months ended December 31, 2018 included $19 million of non-cash tax expense associated with true-ups to 2017’s provisional tax reform calculations, as well as recently issued tax guidance that modified the treatment of foreign tax credit utilization and resulted in an increased valuation allowance for the Company. Net income attributable to Cinemark Holdings, Inc. for the twelve months ended December 31, 2017 included a $45 million tax benefit driven by a reduction of net deferred income tax liabilities as a result of the 2017 tax reform legislation that went into effect during December 2017. Diluted earnings per share for the twelve months ended December 31, 2018 was $1.83 compared to $2.26 for the twelve months ended December 31, 2017.

Adjusted EBITDA for the twelve months ended December 31, 2018 increased 8.0% to $781.5 million compared to $723.8 million for the twelve months ended December 31, 2017. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

As of December 31, 2018, the Company’s aggregate screen count was 6,048 and the Company had commitments to open fourteen new theatres and 129 screens during 2019 and seven new theatres and 83 screens subsequent to 2019.

Conference Call/Webcast – Today at 8:30 AM ET

Telephone: via 800-374-1346 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 546 theatres with 6,048 screens in 41 U.S. states, Brazil, Argentina and 13 other Latin American countries as of December 31, 2018. For more information go to investors.cinemark.com.

Financial Contact :

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith – 972-665-1060 or communications@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 23, 2018. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Statement of income data:
Revenues
Admissions	$445,063	$443,505	$1,834,173	$1,794,982
Concession	277,550	261,215	1,108,793	1,038,788
Other	75,863	45,274	278,769	157,777

Total revenues	798,476	749,994	3,221,735	2,991,547
Cost of operations
Film rentals and advertising	241,513	240,907	999,755	966,510
Concession supplies	46,397	42,203	180,974	166,320
Salaries and wages	97,863	93,192	383,860	354,510
Facility lease expense	79,443	79,628	323,316	328,197
Utilities and other	110,204	83,290	448,070	355,041
General and administrative expenses	41,459	40,281	165,173	153,278
Depreciation and amortization	67,506	62,968	261,162	237,513
Impairment of long-lived assets	27,352	5,484	32,372	15,084
Loss on disposal of assets and other	10,036	13,348	38,702	22,812

Total cost of operations	721,773	661,301	2,833,384	2,599,265

Operating income	76,703	88,693	388,351	392,282
Interest expense	(27,269)	(26,710)	(109,994)	(105,918)
Loss on debt amendments and refinancing	—	(275)	(1,484)	(521)
Interest income	2,753	1,854	10,614	6,249
Foreign currency exchange gain (loss)	(4,713)	(1,125)	(11,660)	893
Distributions from NCM	3,221	4,703	15,389	16,407
Interest expense - NCM	(4,849)	—	(19,724)	—
Equity in income of affiliates	10,034	9,218	39,242	35,985

Income before income taxes	55,880	76,358	310,734	345,377
Income taxes	35,837	(19,117)	95,429	79,358

Net income	$20,043	$95,475	$215,305	$266,019
Less: Net income attributable to noncontrolling interests	600	401	1,478	1,839

Net income attributable to Cinemark Holdings, Inc.	$19,443	$95,074	$213,827	$264,180

Earnings per share attributable to Cinemark Holdings, Inc.‘s common stockholders
Basic	$0.17	$0.82	$1.83	$2.26

Diluted	$0.17	$0.82	$1.83	$2.26

Diluted weighted average shares outstanding	116,383	116,076	116,342	116,059

Other Financial Data:
Adjusted EBITDA (a)	$198,092	$187,527	$781,517	$723,758

Other Operating Data

(unaudited, in thousands)

	As of
	December 31,
	2018	2017
Balance sheet data (unaudited, in thousands):
Cash and cash equivalents	$426,222	$522,547
Theatre properties and equipment, net	$1,833,133	$1,828,054
Total assets	$4,481,838	$4,470,893
Long-term debt, including current portion, net of unamortized debt issue costs	$1,780,611	$1,787,480
Equity	$1,456,117	$1,405,688

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment			International Operating Segment					Consolidated
	Three Months Ended December 31,			Three Months Ended December 31,			Constant Currency (1)		Three Months Ended December 31,
	2018	2017	% Change	2018	2017	% Change	2018	% Change	2018	2017	% Change
Admissions revenues	$369.7	$353.4	4.6%	$75.4	$90.1	(16.3)%	$91.0	1.0%	$445.1	$443.5	0.4%
Concession revenues	$231.1	$207.9	11.2%	$46.5	$53.3	(12.8)%	$55.1	3.4%	$277.6	$261.2	6.3%
Other revenues	$50.5	$21.3	137.1%	$25.4	$24.0	5.8%	$32.6	35.8%	$75.9	$45.3	67.5%
Total revenues	$651.3	$582.6	11.8%	$147.3	$167.4	(12.0)%	$178.7	6.8%	$798.6	$750.0	6.5%
Attendance	46.4	44.3	4.7%	21.0	21.7	(3.2)%			67.4	66.0	2.1%
Average ticket price (2)	$7.97	$7.98	(0.1)%	$3.59	$4.15	(13.5)%	$4.33	4.3%	$6.60	$6.72	(1.8)%
Concession revenues per patron (3)	$4.98	$4.69	6.2%	$2.21	$2.46	(10.2)%	$2.62	6.5%	$4.12	$3.96	4.0%
Average screen count	4,581	4,562		1,450	1,397				6,031	5,959

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended		Three Months Ended			Three Months Ended
	December 31,		December 31,			December 31,
	2018	2017	2018	2017	Constant Currency (1) 2018	2018	2017
Film rentals and advertising	$205.9	$198.1	$35.7	$42.8	$42.6	$241.6	$240.9
Concession supplies	36.5	30.7	9.9	11.5	11.7	46.4	42.2
Salaries and wages	79.4	71.3	18.5	21.9	23.4	97.9	93.2
Facility lease expense	62.0	59.9	17.4	19.7	20.4	79.4	79.6
Utilities and other	81.3	56.5	28.8	26.7	35.7	110.1	83.2

	U.S. Operating Segment			International Operating Segment					Consolidated
	Twelve Months Ended December 31,			Twelve Months Ended December 31,			Constant Currency (1)		Twelve Months Ended December 31,
	2018	2017	% Change	2018	2017	% Change	2018	% Change	2018	2017	% Change
Admissions revenues	$1,461.2	$1,356.9	7.7%	$373.0	$438.1	(14.9)%	$426.7	(2.6)%	$1,834.2	$1,795.0	2.2%
Concession revenues	$892.4	$790.1	12.9%	$216.4	$248.7	(13.0)%	$243.8	(2.0)%	$1,108.8	$1,038.8	6.7%
Other revenues	$185.4	$75.1	146.9%	$93.4	$82.7	12.9%	$111.7	35.1%	$278.8	$157.8	76.7%
Total revenues	$2,539.0	$2,222.1	14.3%	$682.8	$769.5	(11.3)%	$782.2	1.7%	$3,221.8	$2,991.6	7.7%
Attendance	185.3	174.4	6.3%	96.8	102.6	(5.7)%			282.1	277.0	1.8%
Average ticket price (2)	$7.89	$7.78	1.4%	$3.85	$4.27	(9.8)%	$4.41	3.3%	$6.50	$6.48	0.3%
Concession revenues per patron (3)	$4.82	$4.53	6.4%	$2.24	$2.42	(7.4)%	$2.52	4.1%	$3.93	$3.75	4.8%
Average screen count	4,570	4,551		1,427	1,374				5,997	5,925

	U.S. Operating Segment Twelve Months Ended December 31,		International Operating Segment Twelve Months Ended December 31,			Consolidated Twelve Months Ended December 31,
	2018	2017	2018	2017	Constant Currency (1) 2018	2018	2017
Film rentals and advertising	$822.6	$756.4	$177.2	$210.1	$202.6	$999.8	$966.5
Concession supplies	134.6	112.8	46.4	53.5	52.2	181.0	166.3
Salaries and wages	303.7	265.8	80.2	88.7	94.1	383.9	354.5
Facility lease expense	245.1	241.0	78.2	87.2	87.3	323.3	328.2
Utilities and other	327.0	241.6	121.0	113.4	140.6	448.0	355.0

(1)

Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2017. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

(2)	Average ticket price is calculated as admissions revenues divided by attendance.
(3)	Concession revenues per patron is calculated as concession revenues divided by attendance.

Other Segment Information

(unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenues
U.S.	$654,055	$585,723	$2,551,719	$2,236,237
International	147,211	167,320	682,778	769,436
Eliminations	(2,790)	(3,049)	(12,762)	(14,126)

Total revenues	$798,476	$749,994	$3,221,735	$2,991,547

Adjusted EBITDA (a)
U.S.	$171,669	$155,280	$648,576	$558,182
International	26,423	32,247	132,941	165,576

Total Adjusted EBITDA	$198,092	$187,527	$781,517	$723,758

Capital expenditures
U.S.	$75,766	$99,436	$270,870	$321,040
International	24,345	18,696	75,203	59,822

Total capital expenditures	$100,111	$118,132	$346,073	$380,862

(a)

Adjusted EBITDA represents net income before income taxes, interest expense, interest income, foreign currency exchange gain (loss), interest expense – NCM, equity in income of affiliates, loss on debt amendments and refinancing, other cash distributions from equity investees, depreciation and amortization, impairment of long-lived assets, loss on disposal of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income	$20,043	$95,475	$215,305	$266,019
Add (deduct):
Income taxes	35,837	(19,117)	95,429	79,358
Interest expense	27,269	26,710	109,994	105,918
Loss on debt amendments and refinancing	—	275	1,484	521
Other income	(3,225)	(9,947)	(18,472)	(43,127)
Other cash distributions from equity investees (1)	9,102	8,652	30,143	25,973
Depreciation and amortization	67,506	62,968	261,162	237,513
Impairment of long-lived assets	27,352	5,484	32,372	15,084
Loss on disposal of assets and other	10,036	13,348	38,702	22,812
Deferred lease expenses - theatres (2)	(135)	(51)	(387)	(329)
Deferred lease expenses - projectors (3)	(233)	(198)	(933)	(939)
Amortization of long-term prepaid rents (2)	568	734	2,382	2,274
Share based awards compensation expense (4)	3,972	3,194	14,336	12,681

Adjusted EBITDA	$198,092	$187,527	$781,517	$723,758

(1)	Represents cash distributions received from equity investees that were recorded as a reduction of the respective investment balances.
(2)	Non-cash expense included in facility lease expense.
(3)	Non-cash expense included in utilities and other.
(4)	Non-cash expense included in general and administrative expenses.